UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2026, FAT Brands Inc. (the “Company”) received separate written notices (each, a “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, for the period between November 20, 2025 and January 7, 2026:

●	With respect to the Company’s Class A Common Stock (Nasdaq: FAT), the Company was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Class A Common Stock between November 20, 2025 and January 7, 2026, the Class A Common Stock no longer meets the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until July 7, 2026, to regain compliance with the minimum bid price requirement. The Notice states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(2) if at any time before July 7, 2026, the closing bid price of the Class A Common Stock is at least $1.00 for a minimum of ten consecutive business days.

●	With respect to the Company’s Class A Common Stock (Nasdaq: FAT), the market value of listed securities (“MVLS”) has been below the minimum requirement of $35 million for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a period of 180 calendar days, or until July 7, 2026, to regain compliance with the MVLS requirement. The Notice states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(b)(2) if at any time before July 7, 2026, the MVLS of the Class A Common Stock closes at $35 million or more for a minimum of ten consecutive business days.

●	With respect to the Company’s Class B Common Stock (Nasdaq: FATBB), the market value of publicly held shares (“MVPHS”) closed below the $1,000,000 threshold required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(5). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days, or until July 7, 2026, to regain compliance with the MVPHS requirement with respect to the Class B Common Stock. The Notice states that the Nasdaq staff will provide written notification that the Company has achieved compliance with the MVPHS requirement if at any time before July 7, 2026, the MVPHS of the Class B Common Stock closes at $1,000,000 or more for a minimum of ten consecutive business days.

The Notices have no immediate effect on the listing or trading of the Class A Common Stock or Class B Common Stock on The Nasdaq Capital Market. However, there can be no assurance that the Company will be able to regain compliance with the Nasdaq Listing Rules with respect to either the Class A Common Stock or Class B Common Stock during the compliance periods discussed above or during any subsequent extension period. If the Company does not regain compliance with the minimum requirements of the Nasdaq Listing Rules discussed above, or does not meet the other requirements for continued listing on The Nasdaq Capital Market with respect to its Class A Common Stock or Class B Common Stock, one or both of such securities will be subject to delisting by Nasdaq. In such event, the Company may appeal the Nasdaq staff’s determination to delist its securities, but there can be no assurance the Nasdaq staff would grant any request for continued listing or extension of the compliance periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2026

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer